EXHIBIT 10.3

SCHEDULE OF MANAGEMENT PARTIES

Parties to current form of management agreement – filed as exhibit 10.5 to Form 10-K for the year ended December 31, 2005:

Name	Title
Steven M. Coopersmith	Vice President, Global Marketing
Thomas J. Dybsky	Vice President, Administration
Andrew J. Eckert	Vice President, North American Sales
Mark J. Fleigle	Vice President, Research and Development
Heidi M. Hoard	Vice President, General Counsel and Secretary
H. Chris Killingstad	President and Chief Executive Officer
Steven K. Weeks	Vice President, North America Field Operations
Don B. Westman	Vice President, Global Operations

Parties to prior form of management agreement – filed as Exhibit 10.5 to Form 10-Q for the quarter ended September 30, 2003:

Name	Title
Anthony Lenders*	Vice President, Managing Director, Europe

* This officer is a party to the form of management agreement filed as Exhibit 10.5 to Form 10-K for the year ended December 31, 2001.